EXHIBIT 23.1 - CONSENT OF CROWE CHIZEK AND COMPANY LLC, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-44393, 33-79274, and 33-02049 on Form S-8 of The First of Long Island Corporation of our report dated February 18, 2005 appearing in this annual report on Form 10-K of The First of Long Island Corporation for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Livingston, New Jersey
March 14, 2005
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